UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2010, NewPage Corporation (the “Company”) and NewPage Holding Corporation (“NewPage Holding”) entered into an amendment (the “Revolver Amendment”) to their existing amended Revolving Credit and Guaranty Agreement, by and among the Company, NewPage Holding, certain subsidiaries of the Company, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and the other parties thereto (as amended, the “Revolver”).

The Revolver was amended to permit the incurrence of additional first-lien debt, to allow for the sale of certain non-core assets in addition to the existing basket, to permit the repurchase of Parity Lien Debt subject to a Consolidated Liquidity (each as defined in the Intercreditor Agreement) threshold, and to include certain transaction costs in the definition of Consolidated Adjusted EBITDA, as more fully set forth in the Revolver Amendment.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Revolving Credit and Guaranty Agreement, dated as of January 28, 2010, by and among NewPage Corporation, NewPage Holding Corporation, certain subsidiaries of NewPage Corporation, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/S/ DAVID J. PRYSTASH	By:	/S/ DAVID J. PRYSTASH
	David J. Prystash		David J. Prystash
	Senior Vice President and Chief Financial Officer		Senior Vice President and Chief Financial Officer

Date:	February 3, 2010	Date:	February 3, 2010